SUB-ITEM 77C:
Proxy Results

During the six months ended September 30, 2009, the stockholders of Helios Advantage Income Fund, Inc. Helios High Income Fund, Inc., Helios Multi-Sector High Income Fund, Inc. and Helios Strategic Income Fund, Inc. voted on the following proposals at a stockholder meeting on July 28, 2009. The description of the proposal and number of shares voted are as follows:

Helios Advantage Income Fund, Inc.

1. To elect to the Funds' Board of Directors

Robert F. Birch

Shares Voted For 29,275,721
Shares Voted Against 802,750
Shares Voted Abstain 429,847

2. To elect to the Funds' Board of Directors

Stuart A. McFarland

Shares Voted For 29,392,360
Shares Voted Against 702,672
Shares Voted Abstain 413,283

Helios High Income Fund, Inc.

1. To elect to the Funds' Board of Directors

Robert F. Birch

Shares Voted For 21,796,483
Shares Voted Against 568,985
Shares Voted Abstain 252,855

2. To elect to the Funds' Board of Directors

Stuart A. McFarland

Shares Voted For 21,745,889
Shares Voted Against 625,659
Shares Voted Abstain 246,775

Helios Multi-Sector High Income Fund, Inc.

1. To elect to the Funds' Board of Directors

Robert F. Birch

Shares Voted For 34,086,513
Shares Voted Against 895,257
Shares Voted Abstain 179,541

2. To elect to the Funds' Board of Directors

Stuart A. McFarland

Shares Voted For 34,131,238
Shares Voted Against 857,397
Shares Voted Abstain 172,676

Helios Strategic Income Fund, Inc.

1. To elect to the Funds' Board of Directors

Robert F. Birch

Shares Voted For 26,312,754
Shares Voted Against 496,898
Shares Voted Abstain 449,801

2. To elect to the Funds' Board of Directors

Stuart A. McFarland

Shares Voted For 26,377,087
Shares Voted Against 453,944
Shares Voted Abstain 428,422